Exhibit 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Announces Participation in the 20th Annual ICR Conference

HOUSTON, TX, January 2, 2018 -- Stage Stores, Inc. (NYSE: SSI) today announced that the Company will be participating in the 20th annual ICR Conference in Orlando, FL at The Grand Lakes Orlando on Monday, January 8, 2018 with a presentation at 3:30 pm Eastern Standard Time.

The audio portion of the presentation will be webcast live through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. The materials management will reference at the conference will also be available in the Investor Relations section of the Company’s website. A replay of the presentation will be available online for approximately 30 days.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of January 2, 2018, the Company operates in 42 states through 788 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES, and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the Company’s website at corporate.stage.com.